EXHIBIT 4.10


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                  AMENDMENT AGREEMENT TO TERMINATION AGREEMENT



                                      AMONG

                              NETIA HOLDINGS, S.A.,

                                TELIA AB (PUBL.),

                                       AND

                     WARBURG, PINCUS EQUITY PARTNERS, L.P.,

                  WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.,

              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,

              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.,

                          WARBURG NETIA HOLDING LIMITED



                          Dated as of November 14, 2002


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
                               AMENDMENT AGREEMENT

           AMENDMENT AGREEMENT, dated as of November 14, 2002 (this "Agreement"), among the Parties to the Termination Agreement dated as of March 5, 2002 (the "Termination Agreement"), collectively the "Parties" and each individually a "Party".



                               W I T N E S S E T H

           WHEREAS, the Parties entered on March 5, 2002, into the Termination Agreement under which, inter alia, they agreed to terminate the Shareholders' Agreements;

           WHEREAS, the Parties as well as the Company Group, JPMorgan and the Consenting Noteholders entered on March 5, 2002, into the Restructuring Agreement under which they generally agreed to support the Restructuring of the Company;

           WHEREAS, at the time of signing the Termination Agreement and the Restructuring Agreement, the Parties provided that the Agreed Capital Restructuring would be completed prior to December 31, 2002;

           WHEREAS, the Parties foresee at the date hereof that due to certain legal constraints and circumstances involved, the Agreed Capital Restructuring may not be completed prior to December 31, 2002;

           WHEREAS, on November 14, 2002, the Company delivered to Telia and the WP Entities a letter in the form as attached hereto (the "Letter").

           WHEREAS, the Parties agree that they wish to further implement the Agreed Capital Restructuring, so that the issue of the Restructuring Shares be completed by December 31, 2002, while the Warrants be transferred to the Existing Shareholders within the next 90 days immediately following the issue of the Restructuring Shares;

           NOW THEREFORE, the Parties hereby agree as follows:


                                    ARTICLE I

                                    COVENANTS

           1.1 The Company hereby agrees towards each of Telia and WP Entities that: (a) it shall use its commercial best efforts so that the Restructuring Shares and the New Notes will be made available for receipt by each of the Consenting Noteholders and JPMorgan by December 31, 2002; and that (b) its


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Management Board shall submit to the Company's General Meeting convened for
November 14, 2002 a proposal of resolution on the issue of the Restructuring Shares in the wording as attached hereto.

           1.2 If, as may happen, the Restructuring Shares and the New Notes are not made available for receipt by each of the Consenting Noteholders and JPMorgan by December 31, 2002, the Company hereby waives towards each of the other Parties its right to terminate, and agrees not to terminate, the Restructuring Agreement pursuant to clause 2.1(b) of the Restructuring Agreement prior to July 31, 2003.

           1.3 Irrespective of any potential termination of the Restructuring Agreement, the Company hereby covenants towards each of the other Parties that the Warrants will be transferred to the Existing Shareholders within the next 150 days immediately following the completion of issue of the Restructuring Shares. Additionally, the Company will use its commercial best efforts so that the Warrants are transferred to the Existing Shareholders within the next 90 days immediately following the completion of issue of the Restructuring Shares.

           1.4 The dates of "December 31, 2002" in clauses 7.10.1 and 7.10.2 of the Termination Agreement shall be replaced with "October 31, 2003".

           1.5 The obligations of the Company pursuant to this Agreement, except for the Company's obligation pursuant to the clause 1.1 (b) of this Agreement, shall be conditional upon the pertinent approval issued by the Company's Supervisory Board no later than on December 10, 2002. The Company's Management Board shall convene the Supervisory Board meeting to be held prior to December 10, 2002 and put a respective item on the agenda of such meeting concerning obtaining the approval of the Supervisory Board for the Agreement.


                                   ARTICLE II

                                  MISCELLANEOUS

           2.1 Capitalised terms used in this Agreement shall have the meanings ascribed to them in the Termination Agreement or, as the case may be, in the Restructuring Agreement.

           2.2 This Agreement has been executed in the English and Polish language versions. One counterpart of each language version shall be delivered to each of the Parties hereto. In the event of any discrepancy between the two language versions, the English version shall prevail.

           2.3 The Company's covenants set forth in this Agreement shall replace the corresponding covenants assumed in the Letter.







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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorised, as of the date first written above.


                                          NETIA HOLDINGS, S.A.

                                          By: /S/ WOJCIECH MADALSKI
                                             -----------------------------------
                                             Name: Wojciech Madalski
                                             Title: Chief Executive Officer


                                          By: /S/ AVRAHAM_HOCHMAN
                                              ----------------------------------
                                              Name: Avraham Hochman
                                              Title: Chief Financial Officer






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                      [AMENDMENT AGREEMENT SIGNATURE PAGE]


                          TELIA AB (publ.)

                          By: /S/ ANDERS IGOL
                              -------------------------------------------------
                              Name: Anders Igol
                              Title: President and CEO

                          WARBURG, PINCUS EQUITY PARTNERS, L.P.
                          By: /S/ JOSEPH SCHULL

                              --------------------------------------------------
                              Name: Joseph Schull
                              Title: Authorized Signatory

                          WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

                          By: /S/ JOSEPH SCHULL
                              --------------------------------------------------
                              Name: Joseph Schull
                              Title: Authorized Signatory

                          WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

                          By: /S/ JOSEPH SCHULL
                              --------------------------------------------------
                              Name: Joseph Schull
                              Title: Authorized Signatory

                          WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

                          By: /S/ JOSEPH SCHULL
                              --------------------------------------------------
                              Name: Joseph Schull
                              Title: Authorized Signatory

                          WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

                          By: /S/ JOSEPH SCHULL
                              --------------------------------------------------
                              Name: Joseph Schull
                              Title: Authorized Signatory

                          WARBURG NETIA HOLDING LIMITED

                          By: /S/ JOSEPH SCHULL
                              --------------------------------------------------
                              Name: Joseph Schull
                              Title: Authorized Signatory




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